THIS AGREEMENT made effective the 22nd day of August, 2005.

BETWEEN:

Banyan Corporation.
(hereinafter referred to as "Banyan")

AND:

Fred Johannesen,
(hereinafter collectively referred to as the "Software Consultant")

AMENDING AGREEMENT
RE: SOFTWARE CONSULTING AGREEMENT

WHEREAS the Parties hereto have entered a Software Consulting Agreement (the “Agreement”), dated June 29th, 2005;

AND WHEREAS pursuant to paragraph 4 “Compensation”, the Software Consultant is to be paid a fee of 1,000,000 shares of Banyan’s Class A, Common Shares, for services rendered or to be rendered by the Software Consultant;

AND WHEREAS the parties wish to increase the number of shares to be paid to the Software Consultant as set out herein;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

1.	To amend paragraph 4 of the Agreement so that the Software Consultant is paid a one-time non refundable fee of 1,250,000 of its Class A Common Stock in place of the 1,000,000 shares as originally contained in the Agreement;

2.	All other provisions of the Agreement remain in full force and effect.

          IN WITNESS WHEREOF the parties hereto have hereunto executed the within Agreement as of this 22nd day of August, 2005 by their duly authorized signing authorities on their behalf.

          IN WITNESS WHEREOF, the parties have signed this agreement the day and year set forth below.

SOFTWARE CONSULTANT /s/ Fred Johannesen Fred Johannesen DATED: August 22nd, 2005

BANYAN CORP. /s/ Michael Gelmon Michael Gelmon DATED: August 22nd, 2005